Exhibit 99

HILLENBRAND INDUSTRIES ANNOUNCES CONSOLIDATION OF BATESVILLE CASKET’S NASHUA, NEW
HAMPSHIRE PLANT PRODUCTION INTO ITS PANOLA, MISSISSIPPI PLANT

The Company Will Take Approximately $4.4 Million in Pre-Tax Charges And Anticipates Approximately $4.3 Million In Pre-Tax Annual Savings

BATESVILLE, Ind., May 26, 2005 – Hillenbrand Industries, Inc. (NYSE:HB) today announced that Batesville Casket has finalized its decision to close its plant in Nashua, New Hampshire and consolidate production into Batesville Casket’s Panola, Mississippi plant. This follows Hillenbrand’s announcement on May 9, 2005 that Batesville Casket had begun discussions to explore the possibility of closing the plant, or other economically equivalent alternatives. Batesville Casket’s efforts at continuous improvement have enabled the consolidation at this time and will help reduce fixed and variable manufacturing costs.

The consolidation of the two plants will result in total charges of approximately $4.4 million. Of these charges, approximately $2.0 million will be incurred in Hillenbrand’s fiscal 2005 third quarter. The additional $2.4 million in costs will occur over the course of the plant closing which is expected to continue through Hillenbrand’s 2006 fiscal second quarter. These costs will be treated as additional operating expenses — consistent with GAAP accounting principles. The components of these charges include employee-related cash expenditures of approximately $2.4 million, non-cash charges resulting from the accelerated depreciation of equipment totaling approximately $0.5 million, and approximately $1.5 million in other associated cash expenditures. The consolidation will also result in additional capital expenditures of approximately $1.9 million.

The expenditures are expected to lower operating costs and reduce depreciation charges and total approximately $4.3 million in annual cost savings.

About Hillenbrand Industries Inc.
Hillenbrand, headquartered in Batesville, Indiana, is a publicly traded holding company for two wholly owned businesses serving the funeral services and health care industries. Hill-Rom Company is a recognized manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes.

Disclosure Regarding Forward-Looking Statements:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “anticipates,” “expects,” “plans,” “will,” “should,” or derivatives thereof, but their absence does not mean that the statement is not forward-looking. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Factors that could cause actual results to differ include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, increased costs or unavailability of raw materials. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2004 and, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the SEC.

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